OPTION AGREEMENT

This OPTION AGREEMENT ("Agreement"), is dated as of August 22, 2005, by and between AM Radio 790, Inc., a Utah corporation ("Seller"), and Beasley Broadcasting of Nevada, LLC, a Delaware limited liability company ("Buyer").

RECITALS

WHEREAS, Seller is the permittee of unconstructed radio station KBET(AM), 790 kHz, Winchester, Nevada, FCC Facility ID No. 136292 (the "Station"), pursuant to authorizations issued by the Federal Communications Commission ("FCC");

WHEREAS, Seller desires to grant, and Buyer desires to receive, an option for Buyer to purchase the FCC authorizations for and all of the other assets used in the operation of the Station when constructed, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                        1.    Purchase Option. For a period ending the earlier of (a) ten business days after the commencement of operations pursuant to Program Test Authority, and (b) 18 months from the date hereof (the "Option Period"), Buyer shall have the option (the "Purchase Option"), exercisable at any time during the Option Period in Buyer's sole discretion, to purchase the Station Assets (as such are defined in the "Asset Purchase Agreement," a form of which is attached hereto as Exhibit A) from Seller, and, upon exercise of such Purchase Option, Seller shall sell the Station Assets to Buyer, and Buyer shall purchase the Station Assets from Seller, on the terms and subject to the terms and conditions set forth in the Asset Purchase Agreement, which shall be dated as of the date of such exercise.

                        2.    Option Consideration. In consideration for the Purchase Option, and as an initial deposit for the purchase of the Station Assets, Buyer shall pay to Seller, within one business day after the date hereof, (i) by wire transfer of immediately available funds to an account designated by Seller, $50,000 (the "Option Payment"), and (ii) by wire transfer of immediately available funds to an account designated by John Pierce & Co., LLC, acting as Escrow Agent, $200,000 (the "Initial Deposit"), for a total of $250,000. The Escrow Deposit shall be held pursuant to the terms of an Escrow Agreement, a copy of which is attached hereto as Exhibit B. In the event that Buyer does not exercise the Purchase Option within the Option Period, or in the event that Buyer notifies Seller that Buyer intends to terminate this Agreement without exercising the Purchase Option, Buyer shall forfeit, and Seller shall retain, the Option Payment, and shall within one business day execute escrow instructions instructing the Escrow Agent to refund the Initial Deposit, and any interest accrued thereon, to Buyer by wire transfer of immediately available funds to an account designated by Buyer. Seller acknowledges and agrees that in such event, the retention of the Option Payment by Seller shall be Seller's sole and exclusive compensation for Buyer's election not to exercise the Purchase Option, and that Seller shall not be entitled to any other remedy of any kind, at law or in equity, for such election by Buyer. In the event that Buyer does exercise the Purchase Option, the Option Payment and the Initial Deposit shall be applied towards the Purchase Price as set forth in the Asset Purchase Agreement.

                        3.    Exercise of Purchase Option.

                        (a)    In the event that Buyer elects to exercise the Purchase Option, Buyer shall deliver, to Seller in accordance with the requirements of Section 7 hereof, on or prior to the last day of the Option Period, a written notice (the "Exercise Notice") of such exercise, together with two originals of the Asset Purchase Agreement, each duly executed by Buyer.

                        (b)    Within 5 business days after the delivery of the Exercise Notice by Buyer, Seller shall duly execute the two originals of the Asset Purchase Agreement delivered by Buyer and shall deliver one fully executed original of the Asset Purchase Agreement to Buyer in accordance with the requirements of Section 7 hereof.

                        4.    Access to Station. During the Option Period, Seller shall give Buyer and Buyer's engineers and other representatives, reasonable access during normal business hours to Seller's properties, records and employees relating to the Station, shall furnish Buyer with all information related to the Station that Buyer reasonably requests, and after completion of construction of the Station, shall allow Buyer a reasonable opportunity to evaluate the signal of the Station and to inspect and evaluate the Station facilities. The rights of Buyer under this Section 4 shall not be exercised in such a manner as to interfere unreasonably with or disrupt the business or operation of the Station.

                        5.    Confidentiality; Assistance.

                       (a)    During the Option Period, and for a period of one year thereafter, Buyer and Seller shall each treat any Confidential Information (as defined below) disclosed by the other in strict confidence (other than disclosure to the extent required by law) and shall only use such information for the purpose of completing the transactions contemplated by this Agreement and the Asset Purchase Agreement. For purposes of this provision, "Confidential Information" shall mean all oral or written technical, financial, business or other information of whatever kind created by or on behalf of or in the possession of the disclosing party which is confidential, proprietary or not generally available to the public, including, but not limited to, this Agreement, the Asset Purchase Agreement, and the transactions contemplated herein and therein; provided, however, that the obligations contained in this Section 5 shall not apply to (i) information that is or was in the possession of the receiving party at the time of its first disclosure by the disclosing party, (ii) is or becomes publicly known, other than through the negligence or other wrongful act of the receiving party, (iii) is received from a third party having the lawful right to disclose such information, (iv) is independently developed by the

2

receiving party; or (v) the obligations imposed by any discovery, subpoena, civil investigative demand or court process (provided that the receiving party shall first provide the disclosing party or its counsel with prior written notice of such requirement as promptly as practicable so that the disclosing party may seek a protective order or other appropriate remedy) or as otherwise required by law, legal process or by the request of any governmental authority or other regulatory body or self-regulatory organization having a claim of jurisdiction over the receiving party.

                        (b)    Except as required by law or as required pursuant to the requirements of Seller's affiliate's planned public offering, neither party shall make any press release or other public announcement concerning this Agreement, the Asset Purchase Agreement and the transactions contemplated herein and therein without the consent of the other party hereto as to the form, content and timing of such release or announcement.

                        6.    Representations and Warranties.

                        (a)    Seller hereby represents and warrants to Buyer that:

                                (i)    The execution and delivery by Seller of this Agreement and the performance of the transactions contemplated hereby (x) has been duly authorized by all necessary corporate action and (y) does not contravene the terms of Seller's certificate of incorporation, bylaws or other organizational documents, or any amendment thereof.

                                (ii)    The execution, delivery and performance by Seller of this Agreement does not, and after giving effect to the transactions contemplated hereby, will not violate, conflict with or result in any breach or contravention of or the creation of any lien under any contractual obligation of Seller or any requirement of law applicable to Seller.

                                (iii)    This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

                       (b)    Buyer hereby represents and warrants to Seller that the execution and delivery by Buyer of this Agreement and the performance of the transactions contemplated hereby (x) has been duly authorized by all necessary corporate action and (y) does not contravene the terms of Buyer's certificate of incorporation or bylaws, or any amendment thereof.

                        7.     Notification. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be given in the manner set forth in the Asset Purchase Agreement.

                        8.    Entire Agreement. This Option Agreement (together with Exhibit A and Exhibit B attached hereto and made a part hereof) constitutes the entire agreement

3

between the parties hereto, is intended as the complete and exclusive statement of the terms of the agreement between the parties hereto, and supersedes all previous agreements, understandings, commitments or representations concerning its subject matter, written or oral, between the parties hereto.

                        9.    Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada, without giving effect to any choice of law or conflict of law provisions or rule that would cause the application of the laws of any other jurisdiction other than the State of Nevada.

                        10.    Specific Performance by Seller. Seller hereby acknowledges that irreparable damage would occur, and the remedies at law for Buyer would be inadequate, if any term or provision hereof were not performed or observed by Seller strictly in accordance herewith, and Seller hereby unconditionally and irrevocably waives any defense that may be available to it that Buyer's remedies at law are adequate or that Buyer's injuries are not irreparable. Seller hereby agrees that Buyer may, without posting any bond or other security and in addition to any remedy available to Buyer at law, obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction, or any other equitable remedy which may then be available to Buyer.

                        11.    Survival. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

                        12.    Assignment. This Agreement shall not be assigned or transferred in whole or in part by any party without the prior written consent of the other party.

                        13.    Waiver. No failure or delay by any party to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of such right, power or privilege preclude any further exercise thereof or of any other right, power or privilege which such party may have hereunder.

                        14.    Amendments. This Agreement shall not be amended, changed or modified in any manner except by an instrument in writing signed by both parties hereto.

                        15.    Severability. If any provision hereof or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                        16.    Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which, when so executed and delivered, shall be an original, and all of which counterparts together shall constitute one and the same fully executed instrument.

4

                        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized officer of each party hereto as of the date first above written.

BEASLEY BROADCASTING OF NEVADA, LLC

By: /s/ Caroline Beasley

Name: Caroline Beasley

Title: Manager

AM RADIO 790, INC.

By: /s/ E. Morgan Skinner, Jr.

Name:    E. Morgan Skinner, Jr.

Title:     President

5

EXHIBIT A

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this "Agreement"), made as of the 22nd day of August, 2005, is by and between AM Radio 790, Inc., a Utah corporation ("Seller") and Beasley Broadcasting of Nevada, LLC, a Delaware limited liability company ("Buyer").

RECITALS

WHEREAS, Seller holds a construction permit or license (the "FCC Authorization") issued by the Federal Communications Commission ("FCC") for radio broadcast station KBET(AM), 790 kHz, Winchester, Nevada, FCC Facility ID No. 136292, FCC File No. BNP-2001 1010ABN (the "Station"); and

WHEREAS, Seller and Buyer have entered into that certain Option Agreement (the "Option Agreement"), dated as of August 22, 2005, pursuant to which Buyer acquired the right to purchase the Station pursuant to the terms of this Agreement; and

WHEREAS, Buyer has exercised its right to purchase the Station under the Option Agreement; and

WHEREAS, Seller desires to sell and assign and Buyer desires to acquire and assume all of the assets used or useful in connection with the operation of the Station, whether existing on the date hereof or acquired hereafter, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

ARTICLE 1
ASSETS TO BE CONVEYED

1.1.    Closing. Subject to Section 17.1 hereof and except as otherwise mutually agreed upon by Seller and Buyer, the closing of this transaction (the "Closing") shall take place on a date agreed upon by Buyer and Seller within ten (10) business days after all of the conditions specified in Sections 11.2 and 12.2 hereof have been fulfilled (or waived by the party entitled to waive such condition). The Closing shall be held at 10:00 a.m. local Washington D.C. time at the offices of Leventhal Senter & Lerman PLLC ("LS&L"), or at such other place and time as the parties may otherwise agree.

1.2.    Station Assets. At the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase from Seller, certain of the assets used in connection with the business and operation of the Station, including but not limited to the following assets:

                                (a)    Seller's rights in and to the FCC Authorization, and all other authorizations issued to Seller by any governmental authority and used in the conduct of the business and operation of the Station, including those listed in Schedule 1.2(a), together with any additions thereto (including renewals or modifications of such licenses, permits and authorizations and applications therefor) between the date hereof and the Closing Date and all of Seller's rights in and to the call letters "KBET";

                                (b)    Seller's right and interest in and to the leased and/or owned real property used as the tower and transmitter site of the Station, including the tower site lease for the Station, and the real property listed in Schedule 1.2(b), and any amendments thereto made between the date of execution of this Agreement and the Closing Date that Buyer expressly approves in writing to assume, including but not limited to any easements, rights of ingress and egress, and rights of way associated therewith, and the buildings, towers, and fixtures located thereon (the "Real Property");

                                (c)    all equipment and supplies, inventory, spare parts, and other tangible personal property of every kind and description to be owned by Seller and used or useful in the conduct of the business and operation of the Station, including but not limited to that which is listed in Schedule 1.2(c), together with any replacements thereof and additions made thereto (the "Personal Property");

                                (d)    subject to the provisions of Article 3 hereof, all of Seller's rights under and interest in the Contracts listed in Schedule 1.2(d) hereto, together with all of Seller's rights under and interest in all Contracts entered into or acquired by Seller between the date hereof and the Closing Date that Buyer expressly agrees in writing to assume (the "Assumed Contracts");

                                (e)    all of Seller's rights in and to any and all registered and unregistered trademarks, trade names, service marks, franchises, copyrights, including registrations and applications for registration of any of them, jingles, logos, slogans, licenses, patents, Internet domain names, Internet URLs, Internet web sites, content and databases, FCC Authorizations and privileges, and other intangible property rights and interests applied for, issued to or owned by Seller for use in the conduct of the business and operation of the Station, including those listed in Schedule 1.2(e), and including the call letters "KBET," together with any additions thereto between the date hereof and the Closing Date (the "Intellectual Property");

                                (f)    all files, records, books of account, and logs relating to the Station, including, without limitation, the Station's public inspection files, filings with the FCC related to the Station, invoices, statements, technical information and engineering data relating to the Station, filings with the FCC and copies of all written Contracts to be assigned hereunder;

                                (g)    all rights under manufacturers' and vendors' warranties as exist at Closing and which relate to any of the Station Assets, as defined herein; and

                                (h)    all computer software and programs used or held for use in the operation of the Station.

The assets to be transferred to Buyer hereunder are hereinafter collectively referred to as the "Station Assets." The Station Assets shall be transferred to Buyer free and clear of any debts, Liens, or encumbrances of any kind or nature.

1.3.    Excluded Assets. The Station Assets shall not include the following (the "Excluded Assets"):

                                (a)    Seller's books and records pertaining to the organization, existence or capitalization of Seller, and duplicate copies of such records as are necessary to enable Seller to file tax returns and reports;

                                (b)    all cash, cash equivalents, or similar type investments of Seller, such as certificates of deposit, treasury bills, and other marketable securities on hand and/or in banks; and

                                (c)    all insurance policies, except for any rights that may be assigned pursuant to Article 20 hereof.

ARTICLE 2
PURCHASE PRICE

2.1.    Purchase Price. The total consideration to be paid by Buyer for the Station Assets shall be Two Million Five Hundred Thousand Dollars ($2,500,000), (the "Purchase Price"), subject to upward or downward adjustment, as the case may be, on and after the Closing Date, pursuant to Article 5. If the documented costs paid by Seller to construct the Station (the "Costs of Construction") total less than Six Hundred Fifty Thousand Dollars ($650,000.00), the Purchase Price shall be reduced by one half of the difference between Six Hundred Fifty Thousand Dollars ($650,000.00) and the Costs of Construction (the "Eficiency Bonus").

2.2.     Payment of Purchase Price.

                                (a)    Pursuant to the Option Agreement, Buyer has paid to Seller an Option Payment of $50,000.00, which shall be credited towards Buyer's payment of the Purchase Price. In addition, Buyer has paid to John Pierce & Co., LLC, as Escrow Agent, $200,000.00 (the "Escrow Deposit").

                                (b)    At the Closing, Buyer shall pay to Seller Seven Hundred Fifty Thousand Dollars ($750,000.00) by wire transfer of immediately available funds pursuant to wire transfer instructions provided by Seller, and shall instruct the Escrow Agent to pay the Escrow Deposit to Seller. Interest earned on the Escrow Deposit shall be paid to Buyer. At such time that an application for license to cover the construction permit (FCC Form 302-AM) is granted and has become a Final Order, Buyer shall pay to Seller by wire transfer of immediately available funds pursuant to wire transfer instructions provided by Seller the additional sum of One Million Five Hundred Thousand Dollars ($1,500,000.00), less the Efficiency Bonus.

ARTICLE 3
ASSUMPTION OF OBLIGATIONS

3.1.    Assumption of Obligations. Subject to the provisions of this Article 3 and of Article 5 of this Agreement, at the Closing Buyer shall assume and undertake to pay, satisfy or discharge the liabilities, obligations and commitments of Seller under the Station Assets to the extent that either (i) the obligations and liabilities relate to the period after the Effective Time and arise out of events related to Buyer's ownership of the Station Assets or Buyer's operation of the Station on or after the Effective Time or (ii) the Purchase Price was reduced pursuant to Article 5 as a result of the proration or adjustment of such obligations and liabilities.

3.2.    Limitation. Except as set forth in Section 3.1 hereof, Buyer expressly does not, and shall not, assume or be deemed to assume, under this Agreement or otherwise by reason of the transactions contemplated hereby, any liabilities, obligations or commitments of Seller of any nature whatsoever and Seller shall at all times indemnify and hold Buyer harmless from and against any claim or liability arising therefrom. Seller shall discharge all liabilities in a timely manner as they become due and payable. Any liabilities that exist or may arise that create any Liens of any kind against any of the Station Assets shall be fully paid by Seller prior to or at Closing and Seller shall cause the Station Assets to be fully released from all such claims.

ARTICLE 4
REQUIRED CONSENTS

4.1.    FCC Application. The assignment of the FCC Authorization as contemplated by this Agreement is subject to the prior consent and approval of the FCC. No later than ten (10) business days after the date that the parties execute this Agreement, Buyer and Seller shall file the FCC Application. Seller and Buyer shall thereafter prosecute the FCC Application with all reasonable diligence and otherwise use their best efforts to obtain the grant of the FCC Application as expeditiously as practicable. If reconsideration or judicial review is sought with respect to the FCC Consent, the party affected shall vigorously oppose such efforts for reconsideration or judicial review; provided, however, that nothing herein shall be construed to limit either party's right to terminate this Agreement pursuant to Article 17 hereof.

4.2.    Other Governmental Consents. Promptly after the date of this Agreement, the parties shall prepare and file with the appropriate governmental authorities any other requests for approval or waiver that are required from such governmental authorities in connection with the transactions contemplated hereby, and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approval or waiver and all proceedings necessary to secure such approvals and waivers.

ARTICLE 5
PRORATIONS AND ALLOCATION

5.1.    Proration of Expenses. All revenues and expenses arising from the conduct of the business and operation of the Station, including expenses under the Assumed Contracts, and similar prepaid and deferred items, shall be prorated between Buyer and Seller as of the Effective Time. Such prorations shall be based upon the principle that Seller shall be responsible for all liabilities and obligations incurred or accruing in connection with the operation of the Station until the Effective Time, and Buyer shall be responsible for such liabilities and obligations incurred by Buyer thereafter. Such prorations shall include, without limitation, all ad valorem, real estate and other property taxes, business and license fees, FCC regulatory fees, utility expenses, liabilities and obligations under the Assumed Contracts, rents and similar prepaid and deferred items, except taxes arising by reason of the transfer of the Station Assets as contemplated hereby, which shall be paid in accordance with Section 14.2. To the extent not known, real estate taxes shall be apportioned on the basis of taxes assessed for the preceding year, with a reapportionment as soon as the new tax rate and valuation can be ascertained. Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to any obligations or liabilities not being assumed by Buyer in accordance with Article 3 hereof.

5.2.    Payment of Proration Items. Three (3) business days prior to Closing, Seller shall deliver to Buyer a preliminary list of all items to be prorated pursuant to Section 5.1 (the "Preliminary Proration Schedule"), and, to the extent feasible, such prorations shall be credited against or added to the Purchase Price at Closing. In the event Buyer and Seller do not reach a final agreement on such prorations and adjustments at Closing, Seller shall deliver to Buyer a schedule of its proposed prorations and adjustments (the "Proration Schedule ") no later than forty-five (45) days after the Closing Date. The Proration Schedule shall be conclusive and binding upon Buyer unless Buyer provides Seller with written notice of objection (the "Notice of Disagreement") within ten (10) business days after Buyer's receipt of the Proration Schedule, which notice shall state the prorations of expenses proposed by Buyer (the "Buyer's Proration Amount"). Seller shall have ten (10) business days from receipt of a Notice of Disagreement to accept or reject Buyer's Proration Amount. If Seller rejects Buyer's Proration Amount, and the amount in dispute exceeds $5,000, the dispute shall be submitted within ten (10) days to an accounting firm, mutually agreeable to the parties, that is unaffiliated with either party (the "Referee ") for resolution, such resolution to be made within twenty (20) days after submission to the Referee and to be final, conclusive and binding on Seller and Buyer. Buyer and Seller agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than $5,000, such amount shall be divided equally between Buyer and Seller. Payment by Buyer or Seller, as the case may be, of the proration amounts determined pursuant to this Section 5.2 shall be due five (5) business days after the last to occur of (i) Buyer's acceptance of the Proration Schedule or Buyer's failure to give Seller a timely Notice of Disagreement; (ii) Seller's acceptance of Buyer's Proration Amount or failure to reject Buyer's Proration Amount within ten (10) days after receipt of a Notice of Disagreement; (iii) Seller's rejection of Buyer's Proration Amount in the event the amount in dispute equals or is less than $5,000; and (iv) notice to Seller and Buyer of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds $5,000. Any payment required by Seller to Buyer or by Buyer to Seller, as the case may be, under this Section 5.2 shall be paid by check or wire transfer of immediately available federal funds to the account of the payee with a financial institution in the United States as designated by Seller in the Proration Schedule or by Buyer in the Notice of Disagreement (or by separate notice in the event that Buyer does not send a Notice of Disagreement). If either Buyer or Seller fails to pay when due any amount under this Section 5.2, interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the Prime Rate plus two percent (2%), and such interest shall be payable upon demand.

5.3.    Allocation. Buyer and Seller shall use reasonable efforts to agree to an allocation of the Purchase Price pursuant to the requirements of Section 1060 of the Internal Revenue Code of 1986 within 30 days after the Closing Date. The parties also agree to use such Purchase Price allocation in completing and filing Internal Revenue Code Form 8594 for federal income tax purposes.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

6.1.    Organization and Standing. Buyer is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of Nevada.

6.2.    Authorization and Binding Obligation. Buyer has all necessary power and authority to enter into and perform under this Agreement and the transactions contemplated hereby, and Buyer's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Buyer and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting creditors' rights or equitable principles generally.

6.3.    Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 4 with respect to FCC and other governmental consents, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Buyer: (a) do and will not require the consent of any third party; (b) do and will not violate any provisions of Buyer's organizational documents; (c) do and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Buyer is a party; and (d) do and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any agreement, instrument, license or FCC Authorization to which Buyer is now subject.

6.4.    Absence of Litigation. There is no claim, litigation, proceeding or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer which seeks to enjoin or prohibit, or which otherwise questions the validity of, any action taken or to be taken in connection with this Agreement.

6.5.    Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Buyer, are pending or, to the best of Buyer's knowledge, threatened, and Buyer has not made any assignment for the benefit of creditors or taken any action which would constitute the basis for the institution of such insolvency proceedings.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as follows:

7.1.    Organization and Standing. Seller is a corporation duly formed, validly existing and in good standing under the laws of the State of Utah, and has all necessary power and authority to own, lease and operate the Station Assets between the date hereof and the Closing Date.

7.2.    Authorization and Binding Obligation. Seller has all necessary power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and Seller's execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by Seller and constitutes its valid and binding obligation, enforceable in accordance with its terms, except as limited by laws affecting the enforcement of creditors' rights or equitable principles generally.

7.3.    Absence of Conflicting Agreements or Required Consents. Except as set forth in Article 4 with respect to FCC and other governmental consents and/or as disclosed on Schedule 1.2(d), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller (a) do not and will not require the consent of any third party; (b) do not and will not violate any provisions of Seller's organizational documents; (c) do not and will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Seller is a party or by which it or the Station Assets are bound; (d) do not and will not, either alone or with the giving of notice or the passage of time, or both, conflict with, constitute grounds for termination of or result in a breach of the terms, conditions or provisions of, or constitute a default under any lease, contract, agreement, instrument, license or permit to which either Seller or the Station Assets are now subject; and (e) do not and will not result in the creation of any lien, charge or encumbrance on any of the Station Assets.

7.4.    FCC Authorizations.

                                (a)    Schedule 1.2(a) contains a true and complete list of the licenses and permits, including the FCC Authorization, issued in connection with the Station, including their expiration dates. Seller has delivered to Buyer true and complete copies of such licenses and permits. The FCC Authorization and other licenses, permits and authorizations listed in Schedule 1.2(a) are validly held by Seller, and are in full force and effect. There are no applications pending before the FCC relating to the FCC Authorization.

                                (b)    There are no applications, complaints or proceedings pending or, to the best of Seller's knowledge, threatened before the FCC that may result in the revocation, materially adverse modification, or suspension of the FCC Authorization, or the imposition of any fines, forfeitures, or other administrative actions with respect to the Station other than proceedings affecting the broadcasting industry generally.

                                (c)    There are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the FCC, would disqualify Seller as the assignor of the FCC Authorization.

7.5.    Title to and Condition of Real Property.

                                (a)    Schedule 1.2(b) contains descriptions of all of Seller's interests, including leasehold interests, easements and rights in and agreements with respect to the Real Property. The Real Property and the use thereof by Seller comply in all respects with all applicable laws, statutes, ordinances, rules and regulations of federal, state and local governmental authorities, including, without limitation, those relating to zoning. All improvements upon the Real Property and the present use thereof at Closing comply or conform in all material respects with all deed restrictions, restrictive covenants, building codes, and federal, state and local laws, regulations and ordinances, and no permits, licenses or certificates pertaining to ownership or operation of the Real Property, other than those that are transferable with the Real Property, are required by any federal, state or local government, agency, board or other governmental authority having jurisdiction over the Real Property. All improvements are in good working condition and repair, insurable at standard rates, and in compliance with the rules and regulations of the FCC, the Federal Aviation Administration and all other applicable federal, state and local statutes, ordinances, rules and regulations. There are no structural, electrical, mechanical, plumbing, air conditioning, heating or other defects in the improvements on the Real Property. All towers located upon the Real Property are structurally sound, comply with current wind-loading requirements and not be in need of repair or maintenance. There are no modifications or improvements to the Real Property required to bring it into compliance with any law, notwithstanding that Seller's current operations on the Real Property may be grandfathered or otherwise subject to an exception, exemption or waiver. Seller has paid, or shall have paid prior to Closing all amounts owed to any contractor, architect or subcontractor for labor or materials performed, rendered or supplied in connection with the Real Property, all contributions required to have been paid by a landlord or Seller in connection with the construction of, or modification to, any leased Real Property have been paid.

                                (b)    Seller has not received any notice of any appropriation, eminent domain proceeding, condemnation or like proceeding, or of any violation of any applicable zoning law, regulation or other law, order, regulation or requirement affecting the Real Property or the improvements thereon, or of the need for any material repair, remedy, construction, alteration or installation with respect to the Real Property or improvements thereon, or any material change in the means or methods of conducting operations thereon.

                                (c)    Seller has good and marketable fee simple title, or valid and subsisting leasehold interests, insurable at standard rates, to the Real Property, free and clear of all Liens, of any nature whatsoever, and without any reservation or exclusion of any mineral, timber, or other rights or interests, except for liens disclosed on Schedule 1.2(b).

                                (d)    All towers, guy anchors, and buildings and other improvements included in the Station Assets shall be located entirely on the Real Property.

                                (e)    Seller has delivered to Buyer true and complete copies of all deeds, leases and easements held by Seller pertaining to the Real Property and copies of all title policies and surveys in its possession pertaining to the Real Property. The Real Property, including the improvements thereon (i) are in good condition and repair, and (ii) are available for immediate use in the conduct of the business and operations of the Station.

                                (f)    Seller has full legal and practical access to the Real Property, including to the towers located upon the Real Property, and all easements, rights-of-way, and real property licenses included in the Real Property shall have been properly recorded in the appropriate public recording offices.

7.6.    Title to and Condition of Personal Property. Seller is the sole owner of the Personal Property and has good and marketable title to all Personal Property free and clear of all Liens. Seller possesses full right to sell or dispose of the Personal Property as Seller may choose. No other person or entity has any claim, right, title, or interest in, or Lien against, the Personal Property. All of the items of tangible personal property and facilities included in the Station Assets are in good operating condition and repair (reasonable wear and tear excepted), are be insurable at standard rates, have been properly maintained in accordance with industry standards, are performing satisfactorily and in accordance with standards of good engineering practice, comply in all respects with applicable rules and regulations of the FCC, the terms of the FCC Authorization, and with other applicable federal, state and local statutes, ordinances, rules and regulations, and are be available for immediate use in the operation of the Station. Seller has no knowledge of any defect in the condition or operation of any item of Personal Property which is reasonably likely to have a material adverse effect on the operations of the Station. All items of transmitting and studio equipment included in the Personal Property will permit the Station to operate in accordance with the terms of the FCC Authorization and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

7.7.    Contracts. Seller has delivered to Buyer true and complete copies of all written Assumed Contracts and true and complete memoranda of all oral Assumed Contracts, including any amendments and other modifications to such Assumed Contracts. The Assumed Contracts constitute valid and binding obligations of Seller and, to the best of Seller's knowledge, of all other parties thereto, and are in full force and effect as of the date hereof. Seller is not in default under any of the Assumed Contracts and, to the best of Seller's knowledge, the other parties to such Assumed Contracts are not in default thereunder. Seller has not received or given written notice of any default thereunder from or to any of the other parties thereto. Except as disclosed on Schedule 1.2(d), at Closing Seller has all requisite power and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement on terms and conditions no less favorable than those in effect on the date hereof, and such assignment will not affect the validity, enforceability or continuity of any such Assumed Contracts.

7.8.    Intellectual Property. Schedule 1.2(e) lists all Intellectual Property applied for, issued to or owned by Seller for use in the operation of the Station, or under which Seller is licensed or franchised to be assigned hereunder, all of which rights and interests are issued to or owned by Seller, or if licensed or franchised to Seller, are valid and uncontested. Seller has delivered to Buyer copies of all documents, if any, establishing such rights, licenses or other authority. There is no pending or, to the best of Seller's knowledge, threatened proceeding or litigation affecting or with respect to the Intellectual Property. Seller is not infringing upon or otherwise acting adversely to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications, internet domain names, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto. The Intellectual Property listed on Schedule 1.2(e) comprises all material intangible property interests used or held for use in connection with the Station.

7.9.    Taxes. Seller has duly, timely and in the required manner filed all federal, state, local and foreign income, franchise, sales, use, property, excise, and other tax returns and forms required to be filed, and has paid in full or discharged all taxes, assessments, excises, interest, penalties, deficiencies and losses required to be paid. As of the time of filing, such returns were true, complete and correct in all material respects. There are no governmental investigations or other legal, administrative, or tax proceedings pending, or to the best of Seller's knowledge, threatened pursuant to which Seller is or could be made liable for any taxes, penalties, interest, or other charges, the liability for which could extend to Buyer as transferee of the Station, or could result in a Lien on any of the Station Assets, and no event has occurred that could impose on Buyer any transferee liability for any taxes, penalties, or interest due or to become due from Seller.

7.10.    Bankruptcy. No insolvency proceedings of any character, including without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or any of the Station Assets, are pending or, to the best of Seller's knowledge, threatened, and Seller has not made any assignment for the benefit of creditors or taken any action which would constitute the basis for the institution of such insolvency proceedings.

7.11.    Environmental Matters. (a) There has been no release, nor is there a threat of a release, of any Hazardous Substance or Hazardous Waste at or from the Real Property by Seller; (b) to the best of Seller's knowledge, there are no Hazardous Substances or Hazardous Wastes present on the Real Property except for ordinary quantities of properly stored Hazardous Substances or Hazardous Wastes found in consumer or commercial products that are used in the normal course of broadcast station operations, including grounds and building operation and maintenance; (c) to the best of Seller's knowledge, there are no aboveground or underground storage tanks, whether in use or closed, on or under the Real Property; and (d) to the best of Seller's knowledge, neither the Real Property, equipment or installations on the Real Property nor any Personal Property contain PCBs or asbestos in quantities sufficient to mandate the labeling or removal of such PCBs or asbestos in accordance with federal, state or local government environmental standards or to warrant the imposition of any penalty, civil or criminal, against Seller. The terms "Hazardous Substance" and "Hazardous Waste" shall have the meanings set forth in the Resource Conservation and Recovery Act, as amended from time to time, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, any other applicable Environmental Law, and the regulations promulgated under all such laws. Seller has obtained all environmental, health and safety permits necessary for the operation of the Station, all such permits are in full force and effect, and the Seller is in compliance with the terms and conditions of all such permits. Seller has not received any notice, nor does Seller have any knowledge of any administrative or judicial investigations, proceedings or actions with respect to violations, alleged, or proved, of any Environmental Law involving Station operations or the Real Property.

7.12.    UCC Financing Statements. All of the Station Assets have been located in the State of Nevada following their acquisition by Seller and no party has filed a deed of trust, mortgage or UCC financing statement with respect to the Station Assets.

7.13.    Insurance. The Station Assets are insured against loss, damage, or injury in amounts customary in the broadcast industry.

7.14.    Compliance With Laws. Seller is in compliance with all laws, regulations and governmental orders applicable to the construction and operation of the Station. Seller is not in default or in violation of any law, regulation, court order, or order of any federal, state, municipal, foreign or other government department, board, bureau, agency, or instrumentality, wherever located, that would materially adversely affect construction or operation of the Station, Station Assets, or the FCC Authorization, including but not limited to state and federal environmental laws and regulations. There is no pending or threatened investigation, audit, review or other examination of the Station, Station Assets or the FCC Authorization and Seller is not subject to any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by the FCC or any other federal or state governmental agency having supervisory or regulatory authority with respect to the Station, Station Assets, or the FCC Authorization, nor is Seller aware of any basis for any such investigation or audit.

ARTICLE 8
COVENANTS OF BUYER

8.1.    Notification. Buyer shall notify Seller of any litigation, arbitration or administrative proceeding pending or threatened against Buyer which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use reasonable efforts to remove any such impediment to the transactions contemplated by this Agreement.

8.2.    No Inconsistent Action. Buyer shall not take any action materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

ARTICLE 9
COVENANTS OF SELLER

9.1.    Interim Operation. Between the date of this Agreement and the Closing Date, except with the prior written consent of Buyer:

                                (a)    Seller shall not sell, assign, lease or otherwise transfer or dispose of any of the Station Assets, except where replaced by a like asset;

                                (b)    Seller shall not create, assume or permit to exist any mortgage, Lien, pledge, or encumbrance of any nature whatsoever upon the Station Assets;

                                (c)    Seller shall operate the Station in compliance with the FCC's rules and regulations and the FCC Authorization and with all other applicable laws, regulations, rules and orders, including without limitation by performing all tests and measurements required in connection with the construction of the Station;

                                (d)    Seller shall comply in all respects with the Assumed Contracts, and shall not, without the express written consent of Buyer, modify, amend, cancel or terminate any of the Assumed Contracts;

                                (e)    Seller shall promptly notify Buyer of any default by, or claim of default against, any party under any of the Assumed Contracts, and any event or condition which, with notice or lapse of time or both, would constitute an event of default under such;

                                (f)    Seller shall maintain insurance policies on the Station Assets as is customary in the broadcast industry; and

                                (g)    Seller shall maintain the Station Assets in good operating condition; repair or replace all items of Personal Property at time intervals consistent with prior practice; maintain adequate supplies of spare parts consistent with past practices; and repair or replace (subject to Article 20) any Station Asset that may be damaged or destroyed with items of equal or greater value and utility

9.2.    Access to Station. Between the date of this Agreement and the Closing Date, Seller shall give Buyer and Buyer's counsel, accountants, engineers and other representatives, reasonable access during normal business hours to all of Seller's properties, records and employees relating to the Station, and shall furnish Buyer with all information related to the Station that Buyer reasonably requests. The rights of Buyer under this Section 9.2 shall not be exercised in such a manner as to interfere unreasonably with or disrupt the business or operation of the Station.

9.3.    Notification. If Seller receives notice thereof or otherwise becomes aware of same, Seller shall notify Buyer of any litigation, arbitration or administrative proceeding pending or threatened against Seller which challenges the transactions contemplated hereby, including any challenges to the FCC Application, and shall use its reasonable efforts to take such steps as may be necessary to remove any such impediment to the transactions contemplated by this Agreement.

9.4.    Third-Party Consents. Seller shall use its best efforts to obtain the consent of any third party necessary for the assignment to Buyer of any Assumed Contract to be assigned hereunder.

9.5.    Closing Covenant. On the Closing Date, Seller shall transfer, convey, assign and deliver to Buyer the Station Assets as provided in Article 1 of this Agreement.

9.6.    No Inconsistent Action. Seller shall not take any action which is materially inconsistent with its obligations under this Agreement or that would hinder or delay the consummation of the transactions contemplated by this Agreement.

9.7.    Non-Solicitation. Seller shall not offer or solicit offers, or entertain or discuss any offer, to sell the Station or any of the Station Assets, including but not limited to the FCC Authorization, nor shall it permit its principals, brokers or other representatives to offer, to solicit offers, or entertain or discuss any offer to sell, any interest in the Station or any of the Station Assets, including but not limited to the FCC Authorization, to third parties unless Buyer has expressly consented thereto in writing.

ARTICLE 10
JOINT COVENANTS

10.1.    Conditions. If any event should occur between the date hereof and the Closing, either within or without the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party to consummate the transactions contemplated by this Agreement, the parties shall use their reasonable efforts to cure the event as expeditiously as possible.

10.2.    Commercially Reasonable Efforts. Between the date of this Agreement and the Closing, each party shall use commercially reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the obligations of the other party to consummate the sale and purchase under this Agreement.

10.3.    Control of Station. Between the date of this Agreement and the Closing, Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Station. Such operations shall be the sole responsibility of Seller.

10.4.    Confidentiality. Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to the other, without retaining a copy thereof, any schedules, documents or other written information, including all financial information, obtained from the other in connection with this Agreement and the transactions contemplated hereby, except where such information is known or available through other lawful sources or where such party is advised by counsel that its disclosure is required in accordance with applicable law.

10.5.    Access to Records. For a period of two (2) years from the Closing Date, each party to this Agreement shall provide to the other party access during normal business hours to such financial records as may be necessary for either party to prepare any required tax filings.

10.6.    Environmental Studies. Buyer may obtain, within forty-five (45) calendar days after the execution of this Agreement, a completed Phase I environmental audit report (the "Phase I Report") regarding the Real Property. The cost of the Phase I Report shall be paid by Buyer. The Phase I Report shall be reasonably satisfactory to Buyer in all respects, and Buyer agrees to notify Seller of any objection to the status of the Phase I Report within ten (10) business days after Buyer's receipt of the Phase I Report. To the extent Buyer does not notify Seller within such ten (10) day period of any objection to the Phase I Report, Buyer hereby waives any right to refuse to consummate this Agreement or to terminate this Agreement as a result of any noncompliance with Environmental Laws disclosed in the Phase I Report. If, in Buyer's reasonable judgment, a Phase II environmental audit report ("Phase I Report") is necessary in light of the contents of the Phase I Report and Buyer has timely objected to the applicable Phase I Report, Buyer shall obtain such Phase II Report within thirty (30) calendar days following Buyer's objection to the Phase I Report, at Buyer's sole expense, which shall be satisfactory to Buyer in all respects. In the event that a Phase I Report and/or a Phase II report discloses an environmental condition or matter which is reasonably unsatisfactory to Buyer and to which Buyer objects on a timely basis, Seller shall have sixty (60) calendar days from Seller's receipt of notice to remediate and eliminate such condition or matter and bring such Real Property into compliance with all Environmental Laws. If the environmental condition or matter is not remediated and eliminated by Seller within the prescribed 60 day period, Buyer may terminate this Agreement, without any further liability hereunder.

10.7.    Title Insurance and Surveys. Within thirty (30) after the execution of this Agreement, at Buyer's option, Buyer may obtain at Buyer's expense: (a) a commitment for an ALTA title insurance policy related to the Real Property reasonably acceptable to Buyer (the "Title"); or (b) a staked-on-ground boundary survey of the Real Property reasonably acceptable to Buyer, certified current as of the date of delivery thereof, prepared by a duly licensed and registered land surveyor acceptable to Buyer (the "Survey"). The Title and the Survey will be ordered by the Buyer, and shall in all respects be reasonably acceptable to Buyer. Buyer agrees to notify Seller of any objection to the status of the Title and/or Survey within ten (10) business days after Buyer's receipt of the Title and Survey. In the event that the Title and/or Survey are reasonably unsatisfactory to Buyer and Buyer has timely objected thereto, Seller shall have sixty (60) calendar days from Seller's receipt of notice to eliminate such condition or matter. If the condition or matter is not eliminated by Seller within the prescribed 60 day period, Buyer may terminate this Agreement, without any further liability hereunder.

ARTICLE 11
CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

11.1.    Representations, Warranties and Covenants.

                                (a)    All representations and warranties of Seller made in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

                                (b)    All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to Closing Date shall have been complied with or performed in all material respects.

11.2.    Governmental Consents. The conditions specified in Article 4 of this Agreement shall have been satisfied, and the FCC Consent shall have been granted and become a Final Order, provided that Buyer may waive the requirement that the FCC Consent shall have become a Final Order. If the Closing occurs before the FCC Consent has become a Final Order, the parties will, at Buyer's option, enter into a mutually acceptable unwind agreement. Buyer shall have received any necessary governmental approvals.

11.3.    Governmental Authorizations. Seller shall be the lawful holder of the FCC Authorization and all other material licenses, permits and other authorizations listed in Schedule 1.2(a), and there shall not have been any modification of any of such licenses, permits and other authorizations which would have a material adverse effect on the operations of the Station. No proceeding shall be pending which seeks or the effect of which reasonably could be to revoke, cancel, fail to renew, suspend or modify adversely any of the permits or any other material licenses, permits or other authorizations relating to the Station.

11.4.    Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against, any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

11.5.    Deliveries. Seller shall have made or stand willing to make all the deliveries required under Section 13.1.

ARTICLE 12
CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

The obligations of Seller hereunder are subject to satisfaction, at or prior to the Closing Date, of each of the following conditions:

12.1.    Representations, Warranties and Covenants.

                                (a)    All representations and warranties made by Buyer in this Agreement shall be true and complete in all material respects on and as of the Closing Date as if made on and as of that date.

(b)

All the terms, covenants and conditions to be complied with and performed by Buyer under this Agreement on or prior to the Closing Date shall have been complied with or performed in all material respects.

12.2.    Governmental Consents. The conditions specified in Article 4 of this Agreement shall have been satisfied, and the FCC Consent shall have been granted.

12.3.    Adverse Proceedings. No suit, action, claim or governmental proceeding shall be pending against, and no order, decree or judgment of any court, agency or other governmental authority shall have been rendered against any party hereto that would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

12.4.    Deliveries. Buyer shall have made or stand willing to make all the deliveries required under Section 13.2.

ARTICLE 13
DOCUMENTS TO BE DELIVERED AT THE CLOSING

13.1.    Documents to be Delivered by Seller. At the Closing, Seller shall deliver to Buyer the following:

                                (a)    a certificate of an officer of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, certifying to the fulfillment of the conditions set forth in Sections 11.1 through 11.6 hereof;

                                (b)    instruments of conveyance and transfer, in form and substance reasonably satisfactory to counsel to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer, including, but not limited to, the following:

                                                (i)    assignment of the FCC Authorization and other licenses, permits and registrations included in the Station Assets;

                                                (ii)    bill of sale for all Personal Property;

                                                (iii)   assignment of the Assumed Contracts;

                                                (iv)    assignment of the tower site lease for the Station.

                               (c)  resolutions of Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement, certified by an officer of Seller;

                                (d)   UCC Termination Statements with respect to Liens which have been placed of record on the Station Assets;

                                (e)    a general warranty deed for all owned Real Property, if any, included in the Station Assets, in a form acceptable in all material respects to Buyer;

                                (f)    Certificates of Good Standing of Seller issued by the states of Utah and Nevada;

                                (g)    estoppel certificates, in form reasonably satisfactory to Buyer, for the tower site lease and any other leases included in the Real Property;

                                (h)    consents from third parties required for the assignment of the Assumed Contracts; and

                                (i)    such other documents as may reasonably be requested by Buyer's counsel.

13.2.    Buyer Deliveries. At the Closing, Buyer shall deliver to Seller the following:

                                (a)    a certificate of an officer of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller, certifying to the fulfillment of the conditions specified in Sections 12.1 through 12.4 hereof;

                                (b)    wire transfer of immediately available funds as provided in Section 2.2;

                                (c)    instruments, in form and substance reasonably satisfactory to Seller and its counsel, pursuant to which Buyer assumes obligations, liabilities and commitments as provided in Article 3; and

                                (d)    such other documents as may reasonably be requested by Seller's counsel.

ARTICLE 14
FEES AND EXPENSES; TRANSFER TAXES

14.1.    Governmental Filing or Grant Fees. Except as otherwise specified herein, any filing or grant fees imposed by any governmental authority, the consent of which is required for the transactions contemplated hereby, shall be paid by the party making such filing, except that the filing fees incurred pursuant to Article 4 in connection with the FCC Application, shall be borne equally by Buyer and Seller.

14.2.    Transfer Taxes. Any taxes arising by reason of the transfer of the Station Assets as contemplated hereby shall be paid equally by Seller and Buyer.

14.3.    Expenses. Each party hereto shall be solely responsible for and shall pay all costs and expenses incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

ARTICLE 15
BROKER'S COMMISSION OR FINDER'S FEE

15.1.    Buyer's Representation and Agreement to Indemnify. Buyer represents and warrants to Seller that, except as regards John L. Pierce & Company, LLC ("Broker"), neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. At the Closing, Buyer shall pay Forty-Three Thousand Seven Hundred Fifty Dollars ($43,750.00), which represents one half of the commission that will be owed to the Broker. Buyer agrees to indemnify and hold Seller harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity other than Broker, based on any such arrangement or agreement made or alleged to have been made by Buyer.

15.2.    Seller's Representation and Agreement to Indemnify. Seller represents and warrants to Buyer that, except as regards Broker, neither it nor any person or entity acting on its behalf has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto to any person or entity, nor has it or any person or entity acting on its behalf taken any action on which a claim for any such payment could be based. At the Closing, Seller shall pay Forty-Three Thousand Seven Hundred Fifty Dollars ($43,750.00), which represents one half of the commission that will be owed to the Broker. Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees) arising out of a claim by any person or entity other than Broker, based on any such arrangement or agreement made or alleged to have been made by Seller.

ARTICLE 16
INDEMNIFICATION

16.1.    Indemnification by Seller. Notwithstanding the Closing, Seller hereby agrees to indemnify, defend and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

                                (a)    Any and all losses, direct or indirect, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

                                (b)    Any and all obligations of Seller not assumed by Buyer pursuant to the terms of this Agreement;

                                (c)    Any and all losses, liabilities or damages resulting from the construction, operation or ownership of the Station prior to the Effective Time, or Seller's acts or omissions generally, including but not limited to any and all liabilities not assumed by Buyer pursuant to Article 3 hereof;

                                (d)    Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in opposing the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section 16.3 hereof; and

                                (e)    Interest at the Prime Rate on any reimbursable expense or loss incurred by Buyer from the date of payment, in the case of a reimbursable expense, and from the date of incurrence, in the case of any other losses, until the date of reimbursement by Seller.

16.2.    Indemnification by Buyer. Notwithstanding the Closing, Buyer hereby agrees to indemnify and hold the Seller harmless against and with respect to, and shall reimburse the Seller for:

                                (a)    Any and all losses, direct or indirect, liabilities, or damages resulting from any untrue representation, breach of warranty, or nonfulfillment of any covenant or obligation by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

                                (b)    Any and all obligations of Seller assumed by Buyer pursuant to the terms of this Agreement;

                                (c)    Any and all losses, liabilities or damages resulting from the operation or ownership of the Station by Buyer on and after the Effective Time, or Buyer's acts or omissions generally, including but not limited to any and all liabilities assumed by Buyer pursuant to Article 3 hereof;

                                (d)    Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in opposing the imposition thereof, or in enforcing this indemnity, subject to the notice and opportunity to remedy requirements of Section 16.3 hereof; and

                                (e)    Interest at the Prime Rate on any reimbursable expense or loss incurred by Seller from the date of payment, in the case of a reimbursable expense, and from the date of incurrence, in the case of any other losses, until the date of reimbursement by Buyer.

16.3.    Procedure for Indemnification. The procedure for indemnification shall be as follows:

                                (a)    The party seeking indemnification under this Article 16 (the "Claimant ") shall give notice to the party from whom indemnification is sought (the "Indemnitor") of any claim, whether solely between the parties or brought by a third party, specifying (i) the factual basis for the claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, notice shall be given by Claimant within fifteen (15) business days after written notice of the action, suit or proceeding was given to Claimant. In all other circumstances, notice shall be given by Claimant within thirty (30) days after Claimant becomes, or should have become, aware of the facts giving rise to the claim. Notwithstanding the foregoing, Claimant's failure to give Indemnitor timely notice shall not preclude Claimant from seeking indemnification from Indemnitor except to the extent that Claimant's failure has materially prejudiced Indemnitor's ability to defend the claim or litigation.

                                (b)    With respect to claims between the parties, following receipt of notice from the Claimant of a claim, the Indemnitor shall have thirty (30) calendar days to make any investigation of the claim that the Indemnitor deems necessary or desirable. For the purposes of this investigation, the Claimant agrees to make available to the Indemnitor and/or its authorized representatives the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnitor cannot agree as to the validity and amount of the claim within the 30-day period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

                                (c)    With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnitor shall have the right at its own expense to participate in or assume control of the defense of the claim, and the Claimant shall cooperate fully with the Indemnitor, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnitor. If the Indemnitor elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of the claim as its own expense. If the Indemnitor does not elect to assume control or otherwise participate in the defense of any third party claim, Claimant may, but shall have no obligation to, defend or settle such claim or litigation in such manner as it deems appropriate, and in any event Indemnitor shall be bound by the results obtained by the Claimant with respect to the claim (by default or otherwise) and shall promptly reimburse Claimant for the amount of all expenses (including the amount of any judgment rendered), legal or otherwise, incurred in connection with such claim or litigation. The Indemnitor shall be subrogated to all rights of the Claimant against any third party with respect to any claim for which indemnity was paid.

16.4.    Limitations. Neither Seller nor Buyer shall have any obligation to the other party for any matter described in Section 16.1 or Section 16.2, as the case may be, except upon compliance by the other party with the provisions of this Article 16, particularly Section 16.3. Neither party shall be required to indemnify the other party under this Article 16 for any breach of any representation or warranty contained in this Agreement unless written notice of a claim under this Article 16 was received by the party within the pertinent survival period specified in Article 18 of this Agreement.

16.5.    Sole Remedy. After the Closing, the right to indemnification under this Article 16 shall be the exclusive remedy of any party in connection with any breach by another party of its representations, warranties and covenants.

ARTICLE 17
TERMINATION RIGHTS

17.1.    Termination.

This Agreement may be terminated by Buyer, pursuant to the terms of Sections 10.6 and 10.7 hereof. This Agreement may be terminated by either Buyer or Seller if the party seeking to terminate is not in material default or breach of this Agreement, upon written notice to the other upon the occurrence of any of the following:

                                (a)    if, on or prior to the Closing Date, the other party defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements contained herein and such default has not been cured within twenty (20) business days from receipt of written notice of default from the non-defaulting party;

                                (b)    if the FCC denies the FCC Application or designates it for a trial-type hearing; or

                                (c)    if there shall be in effect any judgment, final decree or order that would prevent or make unlawful the Closing;

17.2.    Liability. The termination of this Agreement under Section 17.1 hereof shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

ARTICLE 18
SURVIVAL OF REPRESENTATIONS,
WARRANTIES AND COVENANTS

The representations, warranties, covenants, indemnities and agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement are and will be deemed and construed to be continuing representations, warranties, covenants, indemnities and agreements and shall survive the Closing for a period of two years after the Closing Date. No claim may be brought under this Agreement or any other certificate, document or instrument delivered pursuant to this Agreement unless written notice describing in reasonable detail the nature and basis of such claim is given on or prior to the last day of the applicable survival period. In the event such a notice is given, the right to indemnification with respect thereto shall survive the applicable survival period until such claim is finally resolved and any obligations thereto are fully satisfied. Any investigation by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation, warranty, covenant or agreement contained herein.

ARTICLE 19
REMEDIES UPON DEFAULT

19.1.    Default by Seller. Seller recognizes that upon a default of this Agreement by Seller, monetary damages alone will not be adequate, and Buyer shall therefore be entitled in the event of a default by Seller, in addition to bringing suit at law or equity for money or other damages or for indemnification under Article 16 hereof, to obtain specific performance of the terms of this Agreement. In any action to enforce the provisions of this Agreement, Seller shall waive the defense that there is an adequate remedy at law or equity and agree that Buyer shall have the right to obtain specific performance of the terms of this Agreement without being required to prove actual damages, post bond or furnish other security. In addition, Buyer shall be entitled to obtain from Seller court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder, plus interest at the Prime Rate on the amount of any judgment obtained against Seller from the date of default until the date of payment of the judgment. As a condition to seeking specific performance, Buyer shall not be required to have tendered the Purchase Price specified in Section 2.1 of this Agreement, but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all respects.

19.2.    Default by Buyer. If the transactions contemplated by this Agreement are not consummated as a result of Buyer's default of this Agreement or wrongful failure to close hereunder, and Seller is not also in material breach hereunder, Seller shall be entitled to payment of One Hundred Thousand Dollars ($100,000.00) as liquidated damages in full settlement of any damages of any nature or kind that Seller may suffer or allege to suffer as the result thereof. It is understood and agreed that the amount of liquidated damages represents Buyer's and Seller's reasonable estimate of actual damages and does not constitute a penalty. Recovery of liquidated damages under this Section 19.2 shall be the sole and exclusive remedy of Seller against Buyer for breach of or failure to consummate this Agreement and shall be applicable regardless of the actual amount of damages sustained. In addition, Seller shall be entitled to obtain from Buyer court costs and reasonable attorneys' fees incurred by it in enforcing its rights hereunder, plus interest at the Prime Rate on the amount of any judgment obtained against Buyer from the date of default until the date of payment of the judgment. As a condition to obtaining liquidated damages, Seller shall not be required to have tendered the Station Assets but shall be required to demonstrate that it is willing and able to do so and to perform its other closing obligations in all material respects.

ARTICLE 20

RISK OF LOSS

The risk of loss or damage to the Station Assets prior to the Effective Time shall be upon Seller. Seller shall repair, replace and restore, or assign to Buyer the insurance proceeds that will fully reimburse Buyer for repairing, replacing and restoring, any damaged or lost material Station Asset to its prior condition as soon as possible and in no event later than the Effective Time. If Seller is unable or fails to repair, restore or replace a lost or damaged item required to be repaired or replaced by Seller prior to the Closing, or if Seller fails to assign the associated insurance proceeds to Buyer, then at Buyer's sole election (i) there shall be a reduction in the Purchase Price equal to the cost of such repair, restoration, or replacement, or (ii) Seller shall reimburse Buyer for the cost of the repair, restoration or replacement of such item incurred by Buyer after the Closing.

ARTICLE 21
OTHER PROVISIONS

21.1.    Publicity. Except as required by applicable law or with the other party's express written consent, no party to this Agreement nor any affiliate of any party shall issue any press release or similar public statement regarding the transactions contemplated by this Agreement.

21.2.    Benefit and Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither Buyer nor Seller may assign this Agreement without the prior written consent of the other party hereto, except that Buyer may assign this Agreement to an Affiliate if Buyer fully guarantees to Seller the performance hereunder of its Affiliate.

21.3.    Entire Agreement. This Agreement and the exhibits and schedules hereto and thereto embody the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought. Any matter that is disclosed in a Schedule hereto in such a way as to make its relevance to the information called for by another Schedule readily apparent shall be deemed to have been included in such other Schedule, notwithstanding the omission of an appropriate cross-reference.

21.4.    Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

21.5.    Computation of Time. If after making computations of time provided for in this Agreement, a time for action or notice falls on Saturday, Sunday or a Federal holiday, then such time shall be extended to the next business day.

21.6.    Governing Law. The construction and performance of this Agreement shall be governed by the laws of the State of Nevada without regard to its principles of conflict of law.

21.7.    Notices. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

If to Buyer:

Beasley Broadcast Group Inc.

Suite 200

3033 Riviera Drive

Naples, FL 34103

Attention: Ms. Caroline Beasley

Telephone: 239-263-5000

With a copy to:

Leventhal Senter & Lerman PLLC

2000 K Street, N.W.

Suite 600

Washington, DC 20006-1809

Attention: Sally A. Buckman, Esq.

Telephone: (202) 429-8970

Facsimile: (202) 293-7783

If to Seller:

AM Radio 790, Inc.

210 N. 1000 East

St. George, UT 84770

Att'n: E. Morgan Skinner, Jr.

Telephone: (435) 628-1000

Facsimile: (435) 628-6636

With a copy to:

Dan J. Alpert, Esq.

The Law Office of Dan J. Alpert

2120 N. 21st Rd.

Arlington, VA 22201

Telephone: (703) 243-8690

Facsimile: (703) 243-8692

Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

21.8.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

21.9.    Further Assurances. Seller shall at any time and from time to time after the Closing execute and deliver to Buyer such further conveyances, assignments and other written assurances as Buyer may reasonably request in order to vest and confirm in Buyer (or its assignees) the title and rights to and in all of the Station Assets to be and intended to be transferred, assigned and conveyed hereunder.

ARTICLE 22

DEFINITIONS

Unless otherwise stated in this Agreement, the following terms when used herein shall have the meanings assigned to them below (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

"Affiliate" shall mean any person or entity that is controlling, controlled by or under common control with the named person or entity.

"Agreement" shall mean this Asset Purchase Agreement, including the exhibits and schedules hereto.

"Assumed Contracts" shall have the meaning set forth in Section 1.2(d).

"Buyer" shall have the meaning set forth in the preamble to this Agreement.

"Buyer's Proration Amount" shall have the meaning set forth in Section 5.2.

"Business Day" whether or not capitalized, shall mean every day of the week excluding Saturdays, Sundays and Federal holidays.

"Claimant" shall have the meaning set forth in Section 16.3(a).

"Closing" shall have the meaning set forth in Section 1.1.

"Closing Date" shall mean the date on which the Closing is completed.

"Consulting Fee" shall have the meaning set forth in Section 2.2.

"Contracts" shall mean the contracts, agreements, including employment agreements, commitments and understandings of Seller or to which Seller is a party, relating to the conduct of the business and operation of the Station.

"Costs of Construction" shall have the meaning set forth in Section 2.1.

"Effective Time" shall mean 12:01 a.m., local Winchester, Nevada time, on the Closing Date.

"Efficiency Bonus" shall have the meaning set forth in Section 2.2.

"Environmental Laws" shall mean any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any governmental agency interpretation, policy or guidance, and any FCC Authorization, order, directive, court ruling or order or consent decree applicable to or affecting the Real Property.

"ERISA" shall have the meaning set forth in Section 7.8(c).

"Excluded Assets" shall have the meaning set forth in Section 1.3.

"FCC" shall mean the Federal Communications Commission.

"FCC Application" shall mean the application or applications (FCC Form 314) that Seller and Buyer must file with the FCC requesting its consent to the assignment of the FCC Authorization.

"FCC Authorization" shall have the meaning set forth in the recitals to this Agreement.

"FCC Consent" shall mean the action by the FCC granting the FCC Application.

"Final Order" shall mean action by the FCC (i) which has not been vacated, reversed, stayed, set aside, annulled or suspended, (ii) with respect to which no timely appeal, request for stay or petition for rehearing, reconsideration or review by any party or by the FCC on its own motion, is pending, and (iii) as to which the time for filing any such appeal, request, petition, or similar document or for the reconsideration or review by the FCC on its own motion under the Communications Act of 1934, as amended, and the rules and regulations of the Commission, has expired.

"Hazardous Substance" shall have the meaning set forth in Section 7.13.

"Hazardous Waste" shall have the meaning set forth in Section 7.13.

"Indemnitor" shall have the meaning set forth in Section 16.3(a)

"Intellectual Property" shall have the meaning set forth in Section 7.9.

"Liens" shall mean mortgages, deeds of trust, liens, pledges, collateral assignments, security interests, leases, subleases, conditional sales agreements, easements, covenants, encroachments, encumbrances, restrictions, charges or other defects of title.

"LS&L" shall have the meaning set forth in Section 1.1.

"Notice of Disagreement" shall have the meaning set forth in Section 5.2.

"Personal Property" shall have the meaning set forth in Section 1.2(c).

"Phase I Report" shall have the meaning set forth in Section 10.7.

"Phase I Report" shall have the meaning set forth in Section 10.7.

"Preliminary Proration Schedule" shall have the meaning set forth in Section 5.2.

"Prime Rate" shall mean a per annum rate equal to the "prime rate" as published in the Money Rates column of the Eastern Edition of The Wall Street Journal (or the average of such rates if more than one rate is indicated).

"Proration Schedule" shall have the meaning set forth in Section 5.2.

"Purchase Price" shall have the meaning set forth in Section 2.1(a).

"Real Property" shall have the meaning set forth in Section 1.2(b).

"Referee" shall have the meaning set forth in Section 5.2.

"Seller" shall have the meaning set forth in the preamble to this Agreement.

"Station" shall have the meaning set forth in the Recitals to this Agreement..

"Station Assets" shall have the meaning set forth in Section 1.2.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                BEASLEY BROADCASTING OF NEVADA, LLC

                                By: /s/ Caroline Beasley

                                Name: Caroline Beasley

                                Title: Manager

                                AM RADIO 790, INC.

                                By: /s/ E. Morgan Skinner, Jr.

                                Name:    E. Morgan Skinner, Jr.

                                Title:     President

Schedules Schedule 1.2(a) Schedule 1.2(b) Schedule 1.2(c) Schedule 1.2(d) Schedule 1.2(e)	SCHEDULES AND EXHIBITS Station Licenses and Permits Real Property Personal Property Assumed Contracts Intangible Property

EXHIBIT B

ESCROW AGREEMENT

This Escrow Agreement (this "Agreement"), made as of the 22nd day of August, 2005, is among Beasley Broadcasting of Nevada, LLC, a Delaware limited liability company ("Buyer"), AM Radio 790, Inc., a Utah corporation ("Seller"), and John Pierce & Co., LLC ("Escrow Agent").

Buyer and Seller have entered into an Option Agreement, dated as of August 22, 2005 (the "Option Agreement"), for the purchase and sale of radio broadcast Station KBET(AM), 790 kHz, Winchester, Nevada, Facility ID No. 136292.

Section 2 of the Option Agreement requires that Buyer deposit Two Hundred Thousand Dollars ($200,000.00) (the "Escrow Deposit") with Escrow Agent upon execution of the Option Agreement.

Escrow Agent has agreed to accept, hold and disburse the Escrow Deposit, and any interest earned thereon, in accordance with this Agreement.

Therefore, in consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the parties, intending to be bound legally, agree as follows:

1.    Delivery of Escrow Deposit. Upon Buyer's delivery of the Escrow Deposit to Escrow Agent, Escrow Agent agrees to accept, provide Seller an acknowledgment of receipt of, and maintain on deposit in an interest-bearing account the Escrow Deposit.

2.    Disposition of the Escrow Deposit.

                    (a)    The Escrow Deposit shall be disposed of as follows:

(i)    Upon receipt by Escrow Agent of a joint notice from Seller and Buyer stating that the closing under the Option Agreement (and attached form of Asset Purchase Agreement) has occurred, Escrow Agent shall immediately pay the Escrow Deposit to Seller, and the interest thereon to Buyer.

(ii)    Upon receipt by Escrow Agent of any other joint notice from Seller and Buyer, Escrow Agent shall immediately deliver the Escrow Deposit and interest thereon to such person or entity at such address as is provided in such instructions.

(iii)    Upon receipt by Escrow Agent of a notice from Buyer stating that Buyer is entitled to return of the Escrow Deposit and/or interest thereon and following the failure of Seller to make a timely protest after receipt of notice from

Escrow Agent pursuant to Paragraph 2(b) hereof, Escrow Agent shall immediately deliver the Escrow Deposit and/or interest thereon to Buyer.

(iv)    Upon receipt by Escrow Agent of a notice from Seller stating that Seller is entitled to the Escrow Deposit and/or interest thereon and following the failure of Buyer to make a timely protest after receipt of notice from Escrow Agent pursuant to Paragraph 2(b) hereof, Escrow Agent shall immediately deliver the Escrow Deposit and/or interest thereon to Seller.

                    (b)    In the event that Buyer or Seller (for purposes of this paragraph referred to as the "Demanding Party") gives notice to Escrow Agent as provided in Paragraph 2(a)(iii) and 2(a)(iv) hereof and makes demand upon Escrow Agent for delivery of the Escrow Deposit and/or interest thereon, Escrow Agent shall forthwith serve upon the other party (the "Notified Party"), a copy of the Demanding Party's notice. Unless the Notified Party protests such delivery in a writing delivered to Escrow Agent within 15 days after the Notified Party's receipt of the Demanding Party's notice from Escrow Agent, Escrow Agent shall thereupon make delivery to the Demanding Party as required by such demand in accordance with Paragraph 2(a)(iii) and 2(a)(iv) hereof. If the Notified Party timely and duly protests, Escrow Agent shall hold the Escrow Deposit and interest thereon until the disagreement is resolved. In calculating the 15-day period, the day of delivery shall not be included, and the 15th day shall end at 5:00 p.m. local Winchester, Nevada time on the 15th day (or, if the 15th day falls on a Saturday, Sunday or national holiday, on the first business day immediately following the 15th day). If Escrow Agent has any reasonable doubt as to whether or not a notice of protest has been timely made, then Escrow Agent shall hold the Escrow Deposit and interest thereon as though such protest has been timely made.

3.    Limitations on Liability of Escrow Agent.

                    (a)    The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement, and no implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall be under no obligation to refer to the Purchase Agreement or to any other documents between the parties related in any way to this Escrow Agreement, except as specifically provided herein.

                    (b)    Escrow Agent shall not be liable to anyone by reason of any error of judgment, any action or omission by Escrow Agent, or any mistake of fact or law, unless caused by or arising out of Escrow Agent's gross negligence or bad faith.

                    (c)    Escrow Agent shall be entitled to rely upon, and shall be protected in acting in reasonable reliance upon any writing furnished to Escrow Agent by any party in accordance with the terms hereof and shall be entitled to treat as genuine any letter, paper or other document furnished to Escrow Agent by any party and reasonably believed by Escrow Agent to be genuine and to have been signed by the proper party and/or parties as required.

2

                    (d)    Escrow Agent may consult with Escrow Agent's own counsel with respect to any questions relating to its duties or responsibilities hereunder and shall not be liable for any action taken or omitted in good faith on advice of such counsel. Any reasonable expense so incurred shall be for the account of Buyer and Seller and will be reimbursed equally by them upon Escrow Agent's request.

                    (e)    In the event of any disagreement between the parties to this Escrow Agreement resulting in adverse claims and demands being made in connection with or against the Escrow Deposit and/or the interest thereon, Escrow Agent shall refuse to comply with the claims or demands of any party until such disagreement is finally resolved by mutual agreement of the parties or by a court of competent jurisdiction, and, in so doing, Escrow Agent shall not be or become liable to any party. Seller and Buyer agree to jointly and severally indemnify Escrow Agent against all costs and other expenses (including, without limitation, reasonable legal fees and expenses) incurred by Escrow Agent in connection with or as a result of any disagreement among or between the parties hereto or the performance by Escrow Agent of its duties hereunder.

                    (f)    Any action requested to be taken by Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement of Seller, Buyer and Escrow Agent.

                    (g)    If Escrow Agent desires to resign as Escrow Agent, it shall provide 15-days written notice (a "Resignation Notice") of its intention to resign to Buyer and Seller. The resignation of Escrow Agent shall be effective following the expiration of 15 days following the date of the Resignation Notice. Notwithstanding the foregoing, if following the resignation of Escrow Agent there would be no replacement escrow agent hereunder, Escrow Agent's resignation shall not be effective until Seller and Buyer shall have mutually agreed in writing to the appointment of a replacement escrow agent and such appointment shall have been accepted in writing. Seller and Buyer agree to pay to any such replacement escrow agent its reasonable fees for the performance of its duties hereunder.

                    (h)    Because Escrow Agent is counsel for Buyer in this transaction, Escrow Agent shall not be entitled to any fee for performance of its duties under this Agreement.

4.    Term. The term of this Agreement shall commence on the date first above written, and shall terminate upon the delivery of the Escrow Deposit and interest thereon.

5.    Amendments. This Escrow Agreement cannot be changed or terminated orally, and no waiver of compliance with any provisions or condition hereof shall be effective unless evidenced by a written instrument duly executed by all of the parties hereto.

3

6.    Effect of this Escrow Agreement. This Escrow Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating to the subject matter hereof. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives. The paragraph headings of this Escrow Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties. The construction and performance of this Agreement shall be governed by the law of the State of Nevada without regard to its principles of conflict of law.

7.    Notices. Any notice, demand or request required or permitted to be given under the provisions of this Escrow Agreement shall be in writing, addressed to the following addresses, or to such other address as any party may request in writing.

If to Buyer:

Beasley Broadcast Group Inc.

Suite 200

3033 Riviera Drive

Naples, FL 34103

Attention: Ms. Caroline Beasley

Telephone: 239-263-5000

With a copy to:

Leventhal Senter & Lerman PLLC

2000 K Street, N.W.

Suite 600

Washington, D.C. 20006-1809

Attention: Sally A. Buckman, Esq.

Telephone: (202) 429-8970

Facsimile: (202) 293-7783

If to Seller:

AM Radio 790, Inc.

210 N. 1000 East

St. George, UT 84770

Att'n: E. Morgan Skinner, Jr.

Telephone: (435) 628-1000

Facsimile: (435) 628-6636

With a copy to:

4

Dan J. Alpert, Esq.

The Law Office of Dan J. Alpert

2120 N. 21st Rd.

Arlington, VA 22201

Telephone: (703) 243-8690

Facsmile: (703) 243-8692

If to Escrow Agent:

John Pierce

John Pierce & Company, LLC

11 Spiral Drive, Suite 3

Florence, KY 41042

Telephone: (859) 647-0101

Facsimile: (859) 647-2616

Any such notice, demand or request shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of transmission, if sent by facsimile (but only if a hard copy is also sent by overnight courier), or (iii) on the date of receipt, if mailed by registered or certified mail, postage prepaid and return receipt requested, or (iv) on the date of a signed receipt, if sent by an overnight delivery service, but only if sent in the same manner to all persons entitled to receive notice or a copy.

8.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

5

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date first written above.

                                                    SELLER

                                                    AM RADIO 790, INC.

                                                    By: /s/ E. Morgan Skinner, Jr.

                                                    Name: E. Morgan Skinner, Jr.

                                                    Title: President

                                                    BUYER

                                                    BEASLEY BROADCASTING OF NEVADA, LLC

                                                    By: /s/ Caroline Beasley

                                                    Name: Caroline Beasley

                                                    Title: Manager

                                                    ESCROW AGENT

                                                    JOHN PIERCE & COMPANY, LLC

                                                    By: /s/ John L. Pierce

                                                    Name: John L. Pierce

                                                    Title: President

6